UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2016

GREENWIND NRG INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3221 Dominquez Avenue, Quezon City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Intent

On October 27, 2016, Greenwind NRG Inc., a Nevada corporation (the “Company”), entered into a Binding Letter of Intent (the “LOI”) with NewGen BioPharma Corp., a New Jersey corporation (“NewGen”), in connection with a proposed reverse acquisition transaction between the Company and NewGen, whereby the Company and NewGen will enter into a reverse triangular merger (the “Merger”). In accordance with the terms of the proposed Merger, the Company would acquire all of the issued and outstanding capital stock of NewGen in exchange for the issuance to the shareholders of NewGen of 40,000,000 shares of common stock of the Company. NewGen operates as a pharmaceutical company that develops and commercializes enhanced pharmaceuticals and cosmaceuticals through reformulating approved active pharmaceutical ingredients using proprietary nanotechnology platforms. NewGen’s platforms and formulations are developed to create improvements in bioavailability, safety, efficacy, dosage reductions and elimination of fed-fast variability.

Pursuant to the LOI, the terms and conditions of the Merger shall be set forth in a formal definitive agreement (the “Definitive Agreement”) containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties and entered into within thirty (30) days after the effective date of the LOI, or on or before November 26, 2016.

The closing of the Merger (the “Closing”) shall occur on or before thirty (30) days from the date on which NewGen completes an audit of its financial statements as required to be filed by the Company upon the Closing in accordance with U.S. securities laws, and obtains approval by NewGen’s shareholders and noteholders (if any) of the Definitive Agreement and the transactions contemplated thereunder and under the LOI. Upon Closing, NewGen shall become a wholly-owned subsidiary of the Company.

After the Closing, the Company will be managed by NewGen’s current management and board of directors, and the existing board of directors and officers of the Company will resign. Immediately prior to the Closing, the Company will have 10,000,000 shares of common stock issued and outstanding.

Pursuant to the LOI, the Company agreed to make an advance in the amount of $100,000 (the “LOI Advance”) to NewGen, subject to the terms and conditions set forth in a promissory note (the “Note”), within three (3) business days following the execution of the LOI. If the Closing does not occur, the principal amount of the LOI Advance, together with accrued interest at the rate of five percent (5%) per annum, shall become due and payable upon the earlier of (i) receipt by NewGen of proceeds from a financing in an amount not less than $1,000,000, (ii) an event of default, or (iii) a change in control of NewGen. If the Closing occurs, the Note shall be cancelled as an intercompany loan in connection with the transaction.

Additionally, the Definitive Agreement will contemplate additional advances by the Company to NewGen in the amounts of $400,000 upon Closing and $500,000 per quarter thereafter, with total advances (including the LOI Advance) of not more than $2,000,000.

The foregoing description of the LOI is qualified in its entirety by reference to the full text of the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Binding Letter of Intent dated October 27, 2016, by and between Greenwind NRG, Inc. and NewGen BioPharma Corp.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwind NRG Inc. a Nevada Corporation

Dated: November 2, 2016	/s/ Jerwin Alfiler
Jerwin Alfiler
President

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